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                                                                    Exhibit 11.2
                             THERATX, INCORPORATED
                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE
                     (In thousands, except per share data)
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
                                                                                         SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                    --------------------------
                                                                                       1996           1995
                                                                                    ----------     -----------
PRIMARY
  Weighted average common stock outstanding during the period   . . . . . . . .        20,471          19,647
  Dilutive effect of common stock equivalents   . . . . . . . . . . . . . . . .           333             490
                                                                                     --------       ---------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,804          20,137
                                                                                     ========       =========

  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . .     $  11,131      $    5,834
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . .            --            (428)
                                                                                     --------       ---------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  11,131      $    5,406
                                                                                     ========       =========
Earnings per share:
  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . .     $    0.54      $     0.29
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . .            --           (0.02)
                                                                                     --------       ---------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    0.54      $     0.27
                                                                                     ========       =========
FULLY DILUTED
  Weighted average common stock outstanding during the period   . . . . . . . .        20,471          19,647
  Dilutive effect of common stock equivalents   . . . . . . . . . . . . . . . .           787             490
                                                                                     --------       ---------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21,258          20,137
                                                                                     ========       =========

  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . .     $  11,131      $    5,834
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . .            --            (428)
                                                                                     --------       ---------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  11,131      $    5,406
                                                                                     ========       =========
Earnings per share:
  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . .     $    0.52      $     0.29
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . .            --           (0.02)
                                                                                     --------       ---------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    0.52      $     0.27
                                                                                     ========       =========


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